UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 12 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	September 27, 2021

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Regulatory Officer

On September 27, 2021, Navidea Biopharmaceuticals, Inc. (“Navidea” or the “Company”), announced the appointment of Michel Mikhail, Ph.D. as Chief Regulatory Officer of the Company, effective October 1, 2021. Prior to joining Navidea, Dr. Mikhail, age 67, worked in global regulatory consulting for various pharmaceutical and biotech companies from January 2016 through September 2021. Before acting as a consultant, Dr. Mikhail served in senior regulatory executive roles at BioNTech AG, Fresenius Kabi, Ranbaxy Europe Ltd. (now SunPharma), Pharmacia & Upjohn (now Pfizer), Knoll AG (now Abbvie), SmithKline Beecham (now GlaxoSmithKline), and Boehringer Ingelheim.  Dr. Mikhail holds a Ph.D. from the University of Paris and a Dr. Med. Vet. from the University of Hannover. On September 27, 2021, the Company issued a press release relating to Dr. Mikhail’s appointment, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Dr. Mikhail’s employment with the Company is on an at-will basis. Accordingly, either the Company or Dr. Mikhail may terminate his employment relationship with the Company at any time, with or without cause. Dr. Mikhail will receive an annual salary of $225,000 and will be eligible for a maximum annual cash bonus equal to 35% of his annual salary. The Company has also recommended that the Compensation, Nominating and Governance Committee of the Board of Directors grant to Dr. Mikhail an option to purchase up to 75,000 shares of common stock at an exercise price equal to the closing market price on the date of grant and vesting as to one-third on each of the first three anniversaries of the date of grant, subject to Dr. Mikhail’s continued employment.

There is no arrangement or understanding between Dr. Mikhail and any other person pursuant to which he was selected as the Company’s Chief Regulatory Officer, and there are no family relationships between Dr. Mikhail and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Mikhail has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01.          Financial Statements and Exhibits.

(a)         Not applicable.

(b)         Not applicable.

(c)         Not applicable.

(d)         Exhibits

Exhibit No.         Description

99.1                      Press release dated September 27, 2021
104                       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: September 30, 2021	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer and Chief Financial Officer